April 30, 1997                                                      EXHIBIT 10.6

Acme Alabama, Inc.
Acme Dixie Inc.
Acme Duval Inc.
Acme Rents, Inc.
The Air & Pump Company
Walker Jones Equipment, Inc.
Rental Service Corporation
RSC Acquisition Corp.
RSC Holdings, Inc.
14505 Hayden Road, #322
Scottsdale, Arizona 85260

RE:  $100,000,000 Increase in Senior Secured Revolving Credit Facility

Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September 24, 1996 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 1, 1997 and the Second Amendment Consent and Limited Waiver to Amended and Restated Credit Agreement dated as of April 10, 1997, the "Credit Agreement") among Acme Alabama, Inc., Acme Dixie Inc., Acme Duval Inc., Acme Rents, Inc., The Air & Pump Company and Walker Jones Equipment, Inc. (collectively, the "Borrowers"), Rental Service Corporation, RSC Acquisition Corp. and RSC Holdings, Inc. (collectively, the "Parent Guarantors"), each financial institution identified on Annex I thereto (together with its successors and permitted assigns pursuant to Section 12.8 thereof, a "Lender"), the Issuing Bank and BT Commercial Corporation ("BTCC") acting as agent for the Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8 thereof, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

     BTCC understands from discussions with representatives of the Borrowers and the Parent Guarantors that the Borrowers and the Parent Guarantors have requested an amendment to the Credit Agreement (i) increasing the total Commitments thereunder by $100,000,000 (such increase being referred to as the "Incremental Commitment"), (ii) reducing the rate at which the Unused Line Fee accrues to 0.25% per annum, (iii) revising the definitions of Applicable
                 --- -----
Eurodollar Rate Margin, Applicable Prime Rate Margin and Interest Coverage Ratio, as more particularly described on Annex I attached hereto and made

Rental Service Corporation et al.
April 30, 1997
Page 2

a part hereof (together with corresponding revisions to the form of Compliance Certificate attached to the Credit Agreement as Exhibit O), (iv) reducing the rate at which Letter of Credit Fees accrue after the occurrence of an Event of Default to 4.00% per annum and (v) reducing the rate of interest payable after
                 --- -----
the occurrence of an Event of Default to (A) for all Obligations (other than Eurodollar Rate Loans), a per annum rate equal to the Prime Lending Rate plus
                          --- -----                                      ----
2.50% and (B) for Eurodollar Rate Loans, a per annum rate equal to the Adjusted
                                           --- -----
Eurodollar Rate for the applicable Interest Period in effect for such Eurodollar Rate Loans plus 4.00%. Such an amendment, containing the condition relating to
           ----
the New Offering (as defined below) and such other terms and conditions acceptable to the Borrowers, the Parent Guarantors, the Agent and the Lenders and being in form and substance acceptable to the Agent and the Lenders, is referred to herein as the "Third Amendment."

     Based upon our preliminary review of the information which the Credit Parties have provided to us, BTCC, in its capacity as a Lender under the Credit Agreement, is pleased to confirm that it is willing to provide the Incremental Commitment upon the effectiveness of the Third Amendment, provided, that the
                                                          --------
effectiveness of the Third Amendment shall be subject to the satisfaction of the condition, among others, that RSC shall have received at least $45,000,000 in net cash proceeds from the issuance of RSC common stock or subordinated debt securities convertible into equity securities of RSC, in each case on terms (including subordination terms) and subject to conditions satisfactory to the Agent and the Lenders (the "New Offering"). BTCC's commitment to provide the Incremental Commitment is also subject to the satisfaction of all the conditions set forth herein, in the Fee Letter (as defined below) and in the Third Amendment and review of the assets, liabilities (including existing contingent liabilities), business and operations of the Credit Parties giving effect to the Third Amendment and the New Offering. Further, BTCC and its counsel have not yet completed due diligence efforts necessary to substantiate the factual premises upon which the terms and conditions of this Commitment Letter are based. BTCC's willingness to commit to provide the Incremental Commitment is subject to its satisfactory completion of such review and due diligence and its continuing satisfaction therewith.

     BTCC, as Agent, will structure the Third Amendment and use its best efforts to obtain approval thereof from the other Lenders. The Credit Parties hereby agree to provide the Agent and the other Lenders, promptly upon request, with all information deemed necessary by them to evaluate the New Offering, the Incremental Commitment, and the terms of the Third Amendment, including, without limitation, information and projections prepared by the Credit Parties or their advisors relating to the transactions described herein, all as reasonably requested by the Agent. Each of the Credit Parties further agrees to use its reasonable best efforts to make the appropriate officers and representatives thereof available to participate in information meetings for the Lenders at times and places as the Agent may reasonably request.

Rental Service Corporation et al.
April 30, 1997
Page 3

     Each of the Credit Parties represents and warrants that (a) all information which has been or is hereafter made available to the Agent, any Lender or any other financial institution which agrees to provide any portion of the Incremental Commitment (a "New Lender") by any Credit Party or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects for the purposes prepared and does not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) all financial projections that have been or will hereafter be prepared by the Credit Parties and made available to the Agent, any Lender or any New Lender have been or will be prepared in good faith based upon reasonable assumptions, which assumptions shall be disclosed as part of such projections. In arranging and structuring the Third Amendment and the Incremental Commitment, the Agent may be using and relying on such information and projections without independent verification thereof.

     Each of the Credit Parties agrees that any and all information, materials or analysis furnished to us, or developed by us, in connection with the due diligence review described herein or in arranging and structuring the Third Amendment, including, without limitation, information bearing on the creditworthiness of any of the Credit Parties or their Affiliates (collectively, "Information"), may be shared by us with the other Lenders, the New Lenders and our Affiliates, including, without limitation, Bankers Trust Company and BT Securities Corporation (collectively "BT Affiliates") provided that none of such Information shall be used in any manner which would violate applicable law.
Each of the Credit Parties also confirms that it has no objection to discussions between our personnel and the personnel of the other Lenders, the New Lenders or the BT Affiliates concerning any Credit Party or any Affiliate of any Credit Party, the Information, the proposed Third Amendment, or any other potential transaction between any Credit Party or BTCC, any Lender, any New Lender or any BT Affiliate.

     In connection with the Third Amendment, BTCC may, in its discretion, allocate to the Lenders and the New Lenders portions of any fees payable to BTCC in connection with the Incremental Commitment and the Third Amendment. Each of the Credit Parties agrees that none of the Lenders nor any New Lender will receive from any Credit Party or any of their respective Affiliates any compensation of any kind for its participation in the Incremental Commitment except as expressly provided for in this letter or in the fee letter of even date herewith (the "Fee Letter").

     BTCC's commitment to provide the Incremental Commitment is further subject to there not having occurred and being continuing a material adverse change in financial, banking or capital market conditions generally since the date hereof that, in the sole judgment of BTCC, would substantially impair the subsequent marketability of the Incremental Commitment. In addition, in the event that: (i) prior to the execution and

Rental Service Corporation et al.
April 30, 1997
Page 4

delivery of definitive documentation with respect to the Third
Amendment, BTCC becomes aware of information, or an event occurs, which BTCC reasonably believes could have a Material Adverse Effect or (ii) the Credit Parties do not, for any reason other than a cancellation by BTCC of its commitment pursuant to the foregoing clause (i), execute and deliver the definitive documentation with respect to the Third Amendment on or before June 30, 1997, then BTCC may, in its sole and absolute discretion, terminate all of its obligations hereunder.

     The commitment of BTCC hereunder is also subject to negotiation and execution of the Third Amendment and other amendments to the Credit Documents (the Credit Documents, as amended by such amendments, collectively, the "Amended Credit Documents") in form and substance satisfactory to the Credit Parties, the Agent, the Lenders and their respective counsel. Whether or not the Amended Credit Documents are executed (including, without limitation, by reason of the failure to receive approval of each Lender (other than BTCC)), each of the Credit Parties agrees as follows:

(a) to promptly reimburse BTCC for all reasonable costs and expenses including, without limitation, (i) the fees, disbursements and other reasonable charges of attorneys and paralegals, (ii) reasonable out-of-pocket expenses of BTCC personnel, (iii) other legal, appraisal, environmental, audit, consulting, search and filing fees and expenses incurred by BTCC or any BT Affiliate in connection with (x) the arrangement, structuring, negotiation, preparation, review, execution, delivery, collection and enforcement of this Commitment Letter, the Fee Letter and the Amended Credit Documents and
     (y) the completion of the due diligence investigation described herein;

(b) to indemnify and hold harmless BTCC, each Lender and each of their respective Affiliates (other than Affiliates of BTCC or any Lender who have been engaged by the Company with respect to the New Offering), and each director, officer, agent, counsel and employee thereof (each an "Indemnified Person") from and against all losses, claims, damages, costs and other expenses ("Losses") to which any of them may become subject arising out of or relating to this Commitment Letter, the Amended Credit Documents, the New Offering or any other transaction contemplated hereby or thereby except for any such Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and to reimburse BTCC and each other Indemnified Person for any reasonable expenses (including the fees, disbursements and other charges of attorneys and paralegals) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether BTCC or such Indemnified Person is a party thereto; and

Rental Service Corporation et al.
April 30, 1997
Page 5

(c) that neither the Agent nor any Lender shall be liable under this Commitment Letter or the Amended Credit Documents or any other transaction contemplated hereby or thereby or in respect of any act, omission or event relating to the Amended Credit Documents or the New Offering, on any theory of liability, for any punitive, special, indirect or consequential damages.

     The contents of this Commitment Letter and the Fee Letter are confidential. None of the Credit Parties will show, circulate or otherwise disclose them or their contents to any other Person (other than Brentwood Associates, Affiliates of Brentwood Associates and the officers, directors, employees, attorneys and advisors of the respective Credit Parties, on a confidential basis, as necessary, in connection with the evaluation of the terms and conditions set forth herein and therein, who shall agree to maintain their confidentiality) without our prior written consent; and none of the Credit Parties will file any of them or disclose their contents in any filing with any Governmental Authority, unless prior to the filing the Credit Parties have formally accepted this Commitment Letter, as provided herein. This Commitment Letter and the Fee Letter may not be assigned by any Credit Party without the prior written consent of the Agent and the Lenders, and the undertakings by BTCC herein and therein are made solely for the benefit of the Credit Parties and may not be relied upon or enforced by any other Person. If the Commitment Letter is not accepted by the Credit Parties, the Credit Parties will immediately return to us the originals and copies of the Commitment Letter and the Fee Letter and any summaries thereof which the Credit Parties or their respective advisors may have created. If the Commitment Letter and Fee Letter are accepted by the Credit Parties and the Credit Parties have complied with the terms hereof and thereof, RSC and the Credit Parties may thereafter disclose the information contained in only the Commitment Letter as they deem required by law or appropriate to facilitate the New Offering. Prior to acceptance, any disclosure by any Credit Party in violation hereof shall be deemed to constitute the Credit Parties' acceptance of this Commitment Letter and the Fee Letter.

     Each of the Credit Parties hereby acknowledges and confirms that BTCC (i) has not required, endorsed or recommended the initiation or consummation of the New Offering, (ii) is not doing so by issuing this Commitment Letter and (iii) has not made and is not making any representation to any Person with respect thereto.

     BTCC's commitment to provide the Incremental Commitment on the terms and conditions set forth in this Commitment Letter is specifically contingent upon the execution and delivery of this Commitment Letter and the Fee Letter and the satisfaction of all of the other conditions referred to as conditions to the Incremental Commitment and the Third Amendment. BTCC's commitment to provide the Incremental Commitment pursuant to the terms of this Commitment Letter will expire at 5:00 p.m. Los Angeles, California time on May 2, 1997, unless on or before that time this Commitment Letter and the Fee Letter have been duly executed and delivered to BTCC. In addition and in any event, BTCC's

Rental Service Corporation et al.
April 30, 1997
Page 6

commitment hereunder will expire (i) if any fees or other amounts payable to BTCC hereunder, under the Fee Letter or the Credit Documents are not paid when due and (ii) on June 30, 1997, unless extended by mutual agreement, if the Third Amendment shall not have been executed by the Credit Parties, the Agent and the Lenders by that date.

     This Commitment Letter may be executed in counterparts which, when taken together, shall constitute an original. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.


                    [Remainder of page intentionally blank]

Rental Service Corporation et al.
April 30, 1997
Page 7

     Please indicate your acceptance of and agreement to the foregoing by signing and returning the enclosed copies of this Commitment Letter and the Fee Letter to BT Commercial Corporation, 300 S. Grand Avenue, 41st Floor, Los Angeles, CA 90071 Attention: Thomas L. Ventling.

                           Very truly yours,

                           BT COMMERCIAL CORPORATION



                           By:/s/ Thomas L. Ventling
                              _________________________________
                              Thomas L. Ventling
                              Senior Vice President


Accepted and agreed this
2nd day of May, 1997

ACME ALABAMA, INC.
ACME DIXIE INC.
ACME DUVAL INC.
ACME RENTS, INC.
THE AIR & PUMP COMPANY
WALKER JONES EQUIPMENT, INC.
RENTAL SERVICE CORPORATION
RSC ACQUISITION CORP.
RSC HOLDINGS, INC.



By: /s/Dougas A. Waugaman
    ___________________________
    Douglas A. Waugaman
    Senior Vice President

                                     ANNEX I
                                       TO
                               COMMITMENT LETTER
                              dated April 30, 1997



                 Revisions to Applicable Eurodollar Rate Margin
                       and Applicable Prime Rate Margin
              -------------------------------------------------------


Interest on Prime Rate Loans will be payable at a per annum rate equal to the
                                                  --- -----
Prime Lending Rate plus a margin (the "Applicable Prime Rate Margin"). Interest
                   ----
on Eurodollar Rate Loans will be payable at a per annum rate equal to the
                                              --- -----
Adjusted Eurodollar Rate plus a margin (the "Applicable Eurodollar Rate Margin"
                         ----
and, together with the Applicable Prime Rate Margin, the "Applicable Margins"). The Applicable Margins shall be calculated as follows:

(a) from the effective date of the Third Amendment until the first anniversary of the Effective Date of the Credit Agreement, the Applicable Eurodollar Rate Margin will be a per annum rate equal to 1.75% and the Applicable
                           --- -----
     Prime Rate Margin will be a per annum rate equal to 0.25%; provided, that
                                 --- -----                      --------
     if the Interest Coverage Ratio for the then most recent Quarterly Determination Date (as shown on the quarterly Compliance Certificate delivered pursuant to Section 7.1(c) of the Credit Agreement) is within the ranges set out below and no Default or Event of Default exists as of such Quarterly Determination Date, the Applicable Margins shall be the per annum
                                                                       --- -----
     rates set out opposite the applicable range indicated below:

                                            Applicable     Applicable
  Interest                                  Eurodollar     Prime Rate
Coverage Ratio                              Rate Margin       Margin
-----------------------------------------   ------------   ------------

   Greater than 3.5:1                          1.50%            0
   and not more than
   4.0:1

   Greater than 4.0:1                          1.25%           (0.25%)

(b) from and after the first anniversary of the Effective Date of the Credit Agreement, the Applicable Eurodollar Rate Margin will be a per annum rate
                                                                --- -----
     equal to 2.00% and the Applicable Prime Rate Margin will be a per annum
                                                                   --- -----
     rate equal to 0.50%; provided, that if the Interest Coverage Ratio for the
                          --------
     then most recent Quarterly Determination Date (as shown on the quarterly Compliance Certificate delivered pursuant to Section 7.1(c) of the Credit Agreement) is within the ranges set out below and no Default or Event of Default exists as of such Quarterly Determination Date, the

                                     -I-1

     Applicable Margins shall be the per annum rates set out opposite
                                         --- -----
     the applicable range indicated below:

                                            Applicable     Applicable
                    Interest                Eurodollar     Prime Rate
                    Coverage Ratio          Rate Margin      Margin
                    ------------------------------------   ------------

                    Greater than 3.0:1             1.75%         0.25%
                    and not more than
                    3.5:1

                    Greater than 3.5:1             1.50%            0
                    and not more than
                    4.0:1

                    Greater than 4.0:1             1.25%        (0.25%)

In the event of the delivery of a Compliance Certificate showing an increase or decrease in the Interest Coverage Ratio requiring a change in the Applicable Margins, the change in the Applicable Margins shall be effective from the first day of the calendar month immediately following receipt of the Compliance Certificate (provided that the Compliance Certificate is received by the Agent
             --------
no later than 3:00 P.M. New York City time at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Margins are subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Interest Coverage Ratio requiring a change in the Applicable Margins. The failure to deliver any Compliance Certificate by the date required under the Credit Agreement (after giving effect to any applicable grace period) shall automatically cause the Applicable Margins to be the maximum per annum rates for
                                                             --- -----
the periods described in clauses (a) and (b) above, as applicable, effective as
                         -----------     ---
of the first day of the fiscal quarter immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

Solely for purposes of determining the Applicable Margins for periods ending after the effective date of the Third Amendment, "Interest Coverage Ratio" means, as of a Quarterly Determination Date, the ratio of (i) EBITA to (ii) Interest Expense (other than non-cash Interest Expense on Indebtedness under the Citicorp Purchase Agreement) for the six-month period ending on such Quarterly Determination Date.



                                     -I-2